INDEPENDENT CONTRACTOR AGREEMENT

EXHIBIT 10.4

This Independent Contractor Agreement (this “Agreement”) is entered into effective September 1, 2014, between Aquarius Holdings LLC, a Colorado Limited Liability Company with its principal place of business located at 2549 Cowley Dr., Lafayette, CO 80026, and any and all of its successors, assigns, affiliates, and subsidiaries, (the “Company") and Michael Davis Lawyer, an individual residing at 18612 Rocosco Place

Tarzana, CA 91356 (the “Contractor").

1.

Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement.

2.

Services and Duties. The Contractor will perform services as the Chief Executive Officer as more fully described in Addendum A (the “Services”) and shall fulfill any other duties reasonably requested by the Company and agreed to by the Contractor.

3.

Term. The term of this Agreement commenced on September 1, 2014, and shall continue in full force and effect through the earlier of completion of the Contractor’s duties under this Agreement or August 31, 2015, (the “Term”). The Agreement may only be extended thereafter by mutual written agreement.

4.

Compensation.  As compensation for the services rendered pursuant to this Agreement, the Company shall pay the Contractor share-based compensation as described below.  Subsequent to the planned business combination between the Company and Aquarius Cannabis Inc. (the “Issuing Company”) in which the Company will become a wholly-owned subsidiary of the Issuing Company which itself will be majority owned by the Company’s majority owners, the Company agrees that it shall issue to Contractor shares of common stock in the Issuing Company (the “Shares”) as described below.  The Shares shall be issued within a reasonable time after earned, and the Shares may be subject to certain restrictions, some of which are contained herein, and some of which shall be set forth in the documents annexed thereto at the time of the issuance.

a.

Shares. Company agrees to issue to Contractor One Hundred Fifty Thousand (150,000) Shares, which Shares shall be issued within a reasonable time after conclusion of the Services performed hereunder, and which Shares may be subject to certain restrictions, some of which are contained herein, and some of which shall be set forth in the documents annexed thereto at the time of the issuance.

i.

It is currently anticipated that the Shares will be issued on a quarterly basis on the first day following the previous fiscal quarter end, beginning January 1, 2015 as follows:

1.

50,000 Shares will be issued on January 1, 2015 for Services rendered during the period September 1, 2014, through December 31, 2014.

2.

37,500 Shares will be issued on April 1, 2015 for Services rendered during the period January 1, 2015, through March 31, 2015.

INDEPENDENT CONTRACTOR AGREEMENT

3.

37,500 Shares will be issued on July 1, 2015 for Services rendered during the period April 1, 2015, through June 30, 2015.

4.

25,000 Shares will be issued on October 1, 2015 for Services rendered during the period July1, 2015, through August 31, 2015.

ii.

Upon issuance to the Contractor, the Shares will have a per Share cost basis based on the previous trading day’s closing market price of the Shares (if listed on a nationally recognized stock exchange) otherwise, as reasonably determined by the Managers of the Company.

5.

Expenses. During the Term, the Contractor shall bill the Company and the Company shall reimburse the Contractor for all reasonable and pre-approved out-of-pocket expenses which are incurred in connection with the performance of the Services hereunder. Notwithstanding the foregoing, costs for the time spent by Contractor in traveling to and from Company facilities and events shall not be reimbursable unless otherwise agreed to in writing by Company.

6.

Written Reports. The Company may request that project plans, progress reports and a final results report be provided by Contractor on a monthly or other periodic basis. A final results report may be due, at Company’s request, at the conclusion of the Agreement and shall be submitted to the Company in a confidential written report at such time. The results report shall be in such form and setting forth such information and data as is reasonably requested by the Company.

7.

Inventions. Any and all inventions, discoveries, developments and innovations conceived by the Contractor during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor prior to the Term and utilized by him in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor’s prior written approval by the Company to a parent, affiliate, successor, or wholly-owned subsidiary of Company.

8.

Confidentiality. The Contractor acknowledges that during the Term they will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Contractor agrees that they will not disclose any of the aforesaid, directly or indirectly, or use any of the information in any manner, either during the Term or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor or otherwise coming into their possession, shall remain the exclusive property of the Company. The Contractor shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor shall immediately deliver to the Company all such files, records, documents, specifications, information,

INDEPENDENT CONTRACTOR AGREEMENT

and other items in their possession or under their control. The Contractor further agrees that they will not disclose their retention as an independent contractor or the terms of this Agreement to any person without the prior written consent of the Company and shall at all times preserve the confidential nature of their relationship to the Company and of the Services hereunder.

9.

Conflicts of Interest; Non-hire Provision. The Contractor represents that they are free to enter into this Agreement and that this engagement does not violate the terms of any agreement between the Contractor and any third party. Further, the Contractor, in rendering their Services shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which they do not have a proprietary interest. During the Term, the Contractor shall devote as much of their productive time, energy and abilities to the performance of their duties hereunder as is necessary to perform the required Services in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing Services for the Company. For a period of twelve (12) months following termination, the Contractor shall not, directly or indirectly hire, solicit, or encourage leaving the Company’s employment, any employee, consultant, or contractor of the Company or hiring any such employee, consultant, or contractor who has left the Company’s employment or contractual engagement within one year of such employment or engagement.

10.

Right to Injunction. The parties hereto acknowledge that the Services to be rendered by the Contractor under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by the Contractor of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor expressly agrees that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

11.

Merger. This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

12.

Termination. The Company may terminate this Agreement at any time by 30 working days’ written notice to the Contractor. In addition, if the Contractor is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Contractor immediately and without prior written notice to the Contractor.

13.

Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in their relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor’s

INDEPENDENT CONTRACTOR AGREEMENT

compensation hereunder. The Contractor shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

14.

Intentionally Deleted.

15.

Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

16.

Choice of Law. The laws of the state of Colorado shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto and any disputes under this agreement are subjected to the exclusive jurisdiction of the courts of the State of Colorado, County of Boulder.

17.

Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

18.

Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

19.

Assignment. The Contractor shall not assign any of their rights under this Agreement, or delegate the performance of any of their Services hereunder, without the prior written consent of the Company.

20.

Notices. All notices hereunder shall be in writing and shall be sent by registered mail or certified mail, return receipt requested, postage prepaid and with receipt acknowledged, or by hand (to an officer if the party to be served is a corporation), or by facsimile or by e-mail, all charges prepaid, at the respective addresses set forth below. Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided herein:

If to the Contractor:

Davis Lawyer

18612 Rocosco Place

Tarzana, CA 91356

Email: davis@aquariuscannabis.com

If to the Company:

Mr. Davis Lawyer

c/o Steven A. Lipstein

Szaferman, Lakind, Blumstein, and Blader, PC

101 Grovers Mill Rd #200,

Lawrenceville, NJ 08648

Email: slipstein@szaferman.com

INDEPENDENT CONTRACTOR AGREEMENT

The date of making of personal service or of mailing or transmission via facsimile, or transmission via e-mail, whichever shall be first, shall be deemed the date of service, except that notice of change of address shall be effective only from the date of its receipt.

21.

Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

22.

Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

23.

Unenforceability of Provisions. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

24.

Indemnification.  Contractor hereby indemnifies Company and holds Company harmless against any damages, liability, costs, expenses and fees (including reasonable attorney's fees and court costs) incurred as a result of or in connection with any claim or proceeding against Company arising out of any breach or claimed breach of this Agreement or of any warranty, representation or covenant by Contractor herein, as well as any negligent act or omission by Contractor.   Contractor agrees to pay Company on demand any amounts for which Contractor may be responsible under the foregoing indemnity and, without limiting any of Company’s other rights or remedies, Company may deduct the same from any and all monies payable hereunder or any other agreement between Contractor and Company if Contractor does not so pay Company on demand.

25.

Representations and Warranties by Company. The Company represents and warrants to Contractor that, as of the date of this Agreement:

a.

Organization and Corporation Power. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado; and has all required corporate power and authority to own its property and to carry on its business as now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

b.

Authorization. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of any charter, articles of incorporation, by-law, mortgage, lien, lease, agreement, contract, instrument, order judgment, or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any other kind or character of which Company is subject.

The execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.

INDEPENDENT CONTRACTOR AGREEMENT

c.

Capitalization. There are sufficient authorized shares of common stock of the Issuing Company to cover the issuance of the Shares pursuant to this Agreement.  There are restrictions on the transferability and sale of Shares imposed by or pursuant to federal securities law.

26.

Representations and Warranties By Contractor. The Contractor represents and warrants to the Company that, as of the date of this Agreement:

a.

Contractor has the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of the obligations in this Agreement.

b.

Contractor’s entering into this Agreement with the Company and their performance of all of their obligations do not and will not conflict with or result in any breach or default under any other agreement to which they are subject.

c.

Contractor has the required skill, experience and qualifications to perform Services in connection with this Agreement, they shall perform the Services in connection with this Agreement in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and they shall devote sufficient resources to ensure that the Services in connection with this Agreement are performed in a timely and reliable manner.

d.

Contractor shall perform the services in connection with this Agreement in compliance with all applicable federal, state and local laws and regulations.

e.

The Company will receive good and valid title to the products resulting from this Agreement, if any, free and clear of all encumbrances and liens of any kind.

f.

If applicable, the periodic design documents and reports shall be the Contractor’s original work (except for material in the public domain or provided by the Company) and, to the best of their knowledge, do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation or other entity.

g.

Contractor fully understands and agrees that the Shares are offered by the Issuing Company at a price which was arbitrarily determined without regard to any value of the Shares.

h.

Contractor fully understands that the Issuing Company has a limited net worth.

i.

Contractor acknowledges receipt of such information as they deem necessary or appropriate as a prudent and knowledgeable investor in evaluating the Shares issued as compensation.

j.

Contractor understands that there exist inherent risks in accepting the Shares as compensation, which risks include, but are not limited to, the lack of liquidity of the Shares, and the Issuing Company's lack of history.  Contractor agrees to accept all risks associated with accepting the Shares as compensation.

k.

Contractor understands that the Issuing Company’s business is, by its nature, speculative; that Contractor is aware that the financial resources of the Issuing

INDEPENDENT CONTRACTOR AGREEMENT

Company are extremely limited and that it is very likely that the Issuing Company will require additional capital, and there is no assurance that such capital will be available if necessary; that Contractor is familiar with the high degree of risk that is involved in the Issuing Company's business, and that Contractor is financially able and willing to accept the substantial risk involved in such investment, including the risk of loss of the entire amount invested.

l.

Contractor understands that the Shares have not been registered for sale under federal or state securities laws and that said securities are being issued to Contractor pursuant to a claimed exemption from the registration requirements of such laws which is based upon the fact that said securities are not being offered to the public.  Contractor understands that in order to satisfy such requirement they must be acquiring the Shares with no view to making a public distribution of said securities and the representations and warranties contained in this Section are given with the intention that the Issuing Company may rely thereon for purposes of claiming such exemption; and that they understand that they must bear the economic risk of their investment in the securities for a substantial period of time, because the securities have not been registered under the federal or state securities laws, and cannot be sold unless subsequently registered under such laws, or unless an exemption from such registration is available.

m.

Contractor represents that they are acquiring the securities for their own account and for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. Contractor agrees that the Shares will not be offered for sale, sold or otherwise transferred for value and that no transfer thereof will be made by the Contractor unless (a) a registration statement with respect thereto has become effective under the Securities Act of 1933, as amended, or (b) there is presented to the Issuing Company an opinion of counsel for Contractor reasonably satisfactory to the Issuing Company that such registration is not required.  Contractor further agrees that the securities will not be offered for sale, sold or otherwise transferred unless, in the opinion of legal counsel for the Issuing Company, such sale or disposition does not and will not violate any provisions of any federal or state securities law or regulation.

26. Acknowledgement of Binding Agreement. Contractor acknowledges that this is a binding legal agreement and that Contractor has read each page of this Agreement prior to its execution and that Contractor fully understands its meaning and effect. Contractor acknowledges and agrees that Contractor has had the opportunity to have this Agreement reviewed by Contractor’s attorney or has expressly elected to forego such review, and that by signing this Agreement, Contractor intends to be legally bound by all its terms.

IN WITNESS WHEREOF the undersigned have executed this Agreement effective the day and year first written above. The parties agree that email/facsimile signatures shall be effective.

Aquarius Holdings LLC

      Contractor: Michael Davis Lawyer

By:_____________________________

      By:_________________________________

Don Grede

Davis Lawyer

Its: Manager

ADDENDUM A

INDEPENDENT CONTRACTOR AGREEMENT

CEO Responsibilities (Davis Lawyer)

1.

Develop a strategic plan to advance the company's mission and objectives and to promote revenue, profitability, and growth as an organization.

2.

Oversee company operations to insure production efficiency, quality, service, and cost-effective management of resources.

3.

Plan, develop, and implement strategies for generating resources and/or revenues for the company.

4.

Identify acquisition and merger opportunities and direct implementation activities.

5.

Approve company operational procedures, policies, and standards.

6.

Review activity reports and financial statements to determine progress and status in attaining objectives and revise objectives and plans in accordance with current conditions.

7.

Evaluate performance of executives for compliance with established policies and objectives of the company and contributions in attaining objectives.

8.

Promote the company through written articles and personal appearances at conferences and on radio and TV.

9.

Represent the company at legislative sessions, committee meetings, and at formal functions.

10.

Promote the company to local, regional, national, and international constituencies.

11.

Build a fundraising network using personal contacts, direct mail, special events, and foundation support.

12.

Present company report at Annual Stockholder and Board of Director meetings.

13.

Direct company planning and policy-making committees.

14.

Oversee foreign operations to include evaluating operating and financial performance.

15.

Report to Board of Directors.